EXHIBIT 10.21

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH DELETIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

COMMERCIAL PLEDGE AGREEMENT

THIS COMMERCIAL PLEDGE AGREEMENT is entered into among Nevada Gold & Casinos, Inc., (referred to below as “Borrower”); Nevada Gold NY, Inc. (referred to below as “Debtor”); and * (referred to below as “Lender”).

GRANT OF SECURITY INTEREST. For valuable consideration, Debtor grants to Lender a security interest in the Collateral to secure the Indebtedness.

TERMS AND CONDITIONS. This Commercial Pledge Agreement is executed contemporaneously with a Security Agreement entitled, “January 2006 Security Agreement” also known as “1/06 SA,” between Nevada Gold & Casinos, Inc. and *. The terms and conditions of that agreement shall govern the rights and liabilities of the parties hereunder as though:

1.	The text of the “January 2006 Security Agreement” also known as “1/06 SA,” were set forth at length herein.
2.	The obligations of the Debtor herein as to the collateral shall be the same as the obligations of the Maker under the terms of the “January 2006 Security Agreement” also known as “1/06 SA.”

COLLATERAL. The word "Collateral" means all ownership interest of Debtor in American Racing and Entertainment, LLC, a New York Limited Liability Company without issued certificates of membership,

Together with all Income and Proceeds from the Collateral as defined below.

GUARANTOR. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with the Indebtedness.

INCOME AND PROCEEDS. The words "Income and Proceeds" mean all present and future income, proceeds. earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits. stock rights. regulatory dividends. distributions, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Debtor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles.

INDEBTEDNESS. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and interest, Debtor’s obligations under its Guaranty executed contemporaneously herewith, together with all other obligations, indebtedness, costs and expenses for which Borrower or Debtor is responsible under this Agreement or under any of the Related Documents.

LENDER. The word "Lender" means *, her successors and assigns.

NOTE. The word "Note" means that certain Promissory Note executed January 19, 2006 by Borrower payable to Lender in the original principal amount of Fifty Five Million Dollars ($55,000,000.00).

RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness. The term includes, without limiting the generality of the foregoing, that certain document entitled, “Amended and Restated Credit Facility,” “January 2006 Security Agreement” also known as “1/06 SA,” and “Schedule of Collateral, Notes, Security Interests, and Ownership Interests,” as each of those documents now exists and as modified, increased or extended at any time in the future.

Executed this 19th day of January, 2006.

Borrower:		Debtor:
Nevada Gold & Casinos, Inc.		Nevada Gold NY, Inc.

By:	/s/ H. Thomas Winn	By:	/s/ H. Thomas Winn
	Its Chief Executive Officer		Its President